EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

As independent public accountants, we hereby consent to the incorporation of our report included (or incorporated by reference) in this Form 10-K, into Peak International Limited’s previously filed Registration Statements File Nos. 333-42319, 333-60161, 333-30414 and 333-52098.

/s/    Arthur Andersen & Co

Arthur Andersen & Co
June 12, 2002